Exhibit 10.1

Portions of this exhibit have been omitted and filed separately with the Secretary of the Securities and Exchange Commission (the “Commission”) pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Such portions are marked as indicated below.

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

AND

FIBROCELL SCIENCE, INC

FOR

UCLA CASE NO. ******:

“Inducing In Vivo Osteogenesis using BMP2 Expressing Primary Human Adult Skin Cells”

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EXCLUSIVE LICENSE AGREEMENT

APPENDIX A

APPENDIX B

APPENDIX C

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EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT AND THE ATTACHED APPENDICES A, B, AND C (collectively, the “Agreement”) is made and is effective this 1st day of June, 2014 (the “Effective Date”), by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its corporate offices located at 1111 Franklin Street, Oakland, California 94607-5200, acting through The Office of Intellectual Property and Industry Sponsored Research of the University of California, Los Angeles, located at 11000 Kinross Avenue, Suite 200, Los Angeles, CA, 90095-1406, and FIBROCELL SCIENCE, INC. (“Licensee”), a Delaware corporation having a principal place of business at 405 Eagleview Blvd., Exton, PA, 19341. This Agreement refers to The Regents and Licensee collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, a certain invention, generally characterized as

1)                                     UCLA Case No. ******: “Inducing In Vivo Osteogenesis using BMP2 Expressing Primary Human Adult Skin Cells”

(the “Invention”) was made in the course of research at the University of California, Los Angeles by Drs. ****** and ****** (“Inventors”), and is claimed in Regents’ Patent Rights, as defined below;

WHEREAS, Drs. ****** and ****** are employees of The Regents and as such are obligated to assign his right, title and interest in and to the Invention to The Regents;

WHEREAS, the Invention was developed under a sponsored research agreement with Licensee (Research Agreement No. ****** dated ******); and

WHEREAS, The Regents wishes that Regents’ Patent Rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

The Parties agree as follows:

1.  DEFINITIONS

1.1.                            “Affiliate” means any corporation, company, partnership, joint venture or other entity that controls, is controlled by or is under common control with a Party to this Agreement. For purposes hereof, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entity.  In any jurisdiction where the applicable law does not permit foreign equity participation of at least fifty percent (50%), then “Affiliate” means any corporation, company, partnership, joint venture or other entity in which Licensee owns or controls, directly or indirectly, the maximum percentage of outstanding stock or voting rights that is permitted by such applicable law.

1.2.                            “Combination Product” means any product that is either (a) a combination of a Licensed Product and another therapeutic product that is not a Licensed Product in a kit form and is intended for sale, transfer, lease or other disposition by Licensee or a Sublicensee or (b) is produced by combining the Licensed Product with another therapeutic product that is not a Licensed Product and is intended for sale, transfer, lease or other disposition by Licensee or a Sublicensee.

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1.3.                            “Commercialization” has the meaning set forth in Paragraph 6.1 of this Agreement.

1.4.                            “Customer” means any third party that receives Licensed Products in exchange for consideration or purchases services that require the practice of Licensed Methods, provided however, that a Sublicensee or a Joint Venture shall be deemed a Customer only if it receives Licensed Products or Licensed Methods that are not intended for further sale, transfer, lease, exchange or other disposition.

1.5.                            “Field of Use” means any and all research and commercialization related to osteogenesis therapy.

1.6.                            “Final Sale” means any sale, transfer, lease, exchange or other disposition or provision of a Licensed Product and/or a Licensed Method to a Customer by Licensee or a Sublicensee. A Final Sale will be deemed to have occurred upon the earliest to occur of the following (as applicable):  (a) the transfer of title to such Licensed Product and/or Licensed Method to a Customer, (b) the shipment of such Licensed Product to a Customer, (c) the provision of a Licensed Method to a Customer, (d) the provision of an invoice for such Licensed Product or Licensed Method to a Customer, or (e) payment by the Customer for Licensed Products or Licensed Methods.  Exchange of Licensed Products between Licensee and a Sublicensee is not a Final Sale if the Licensed Product is intended for further sale, transfer, lease, exchange or other disposition, in which case the Final Sale will be deemed to have occurred upon payment for the sale, transfer, lease, exchange or other disposition or provision of Licensed Product by Licensee or Sublicensee to a Customer.  If Licensee or a Sublicensee transfers Licensed Product at no cost solely for use in, or for purposes of, a clinical study, clinical trial, or as a free sample in product promotion, then such transfers will not be considered a Final Sale and no royalty will be owed hereunder.

1.7.                            “First Commercial Sale” means a bona fide transaction for which consideration is earned for the sale of any Licensed Product or the practice of a Licensed Method by Licensee or a Sublicensee, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made.  When governmental approval is not required, “First Commercial Sale” means the first bona fide transaction for which consideration is earned for the sale of any Licensed Product or the practice of a Licensed Method by Licensee or a Sublicensee in that country.

1.8.                            “Joint Venture” means any separate entity established pursuant to a written agreement between a third party and Licensee and/or a Sublicensee, in which the separate entity manufactures, uses, purchases, sells or acquires Licensed Products from Licensee or a Sublicensee.

1.9.                            “Licensed Method” means any process, service, or method covered by a Valid Claim within Regents’ Patent Rights or whose use or practice would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents’ Patent Rights.

1.10.                     “Licensed Product” means any article, composition, apparatus, substance, chemical, or any other material covered by a Valid Claim within Regents’ Patent Rights and whose manufacture, import use, offer for sale, or sale would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents’ Patent Rights.  This definition of Licensed Product also includes a service either used by Licensee or a Sublicensee or provided by Licensee or a Sublicensee to a Customer when such service requires the use of Licensed Product or performance of a Licensed Method.

1.11.                    “Minimum Annual Royalty” has the meaning set forth in Section 5.3 of this Agreement.

1.12.                     “Net Sales” means the total of the gross amount received (whether consisting of cash or any other forms of consideration) for all Final Sales, less the following deductions (to the extent included in and not already deducted from the gross amount invoiced or otherwise charged): sales, use, tariff,

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import/export duties or other excise taxes imposed on particular sales, and deductible value added taxes (“VAT”), that is, VAT not refunded, credits, or deducted by a governmental taxing authority; rebates paid or credited to Customers including managed care rebates and chargebacks; outbound transportation prepaid or allowed; and allowances or credits to Customers because of rejections or returns. Income taxes are not an allowed deduction under Net Sales. If a Sublicensee, development partner or Joint Venture is a Customer, then Licensee will pay royalties on Net Sales based on the total gross amount normally charged to other Customers in arm’s length transactions.  Notwithstanding the foregoing, in the event a Licensed Product is sold as a Combination Product, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross invoice price of the Licensed Product when sold separately in a country and B is the gross invoice price of the other product(s) included in the Combination Product when sold separately in such country.  In the event no such separate sales are made by Licensee or its Sublicensees, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which shall be based upon the respective cost of goods sold of the therapeutic components of such Combination Product.

1.13.                     “Patent Action(s)” means the preparation, filing, prosecution and maintenance of patent applications and patents in Regents’ Patent Rights. Prosecution includes, but is not limited to, reexaminations, interferences, oppositions, and any other ex parte or inter partes matters originating in a patent office.

1.14.                     “Patent Costs” means all out-of-pocket costs incurred by The Regents for Patent Actions.

1.15.                     “Regents’ Patent Rights” means The Regents’ interest in any of the patent applications and patents listed in Appendix A attached to this Agreement and at least partially assigned or assignable to The Regents; any applications claiming priority thereto including divisionals, continuations and continuations-in-part (but only to the extent of claims that are entirely supported in the specification and entitled to the priority date of the parent application); any patents issuing on these applications including reissues, substitutions, and patent extensions; and any corresponding foreign patents, patent applications and supplemental protection certificates; all of which are automatically incorporated in and added to Appendix A and made a part of this Agreement

1.16.                     “Side Deal” means an arrangement, understanding, agreement, or transaction (collectively “Deals”) between the Licensee and a Sublicensee and/or its affiliates, which does not include the transfer of a sublicense under this Agreement.

1.17.                     “Sublicensee” means any person or entity (including any Affiliate or Joint Venture) to which any of the rights granted to Licensee hereunder are sublicensed.

1.18.                     “Sublicensing Income” means amounts received by Licensee or its Affiliates in consideration for a Sublicense or other agreement providing the right to negotiate or obtain a Sublicense. Sublicensing Income includes amounts received by Licensee or its Affiliates in consideration for the sublicensed Regents’ Patent Rights in the form of license issue fees, milestone payments (excluding milestone payments received by Licensee upon achievement of the milestones set forth in Section 4.2), and the like but specifically excludes royalties on the sale or distribution of Licensed Products or the practice of Licensed Methods. Not included in the definition of Sublicensing Income is income received by Licensee as payment or reimbursement for research costs at fair market value applied to the licensed Invention and conducted by or for Licensee, including costs of materials, equipment or clinical testing, or any amount received by Licensee or its Affiliates that could be construed as uncollectible debt.

1.19.                     “Valid Claim” means (i) a claim of an issued patent that has not expired or been held unenforceable or invalid by a final judgment or decision of a court or other government agency of competent

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jurisdiction from which no appeal has been or can be taken, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or the like, or (ii) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling or been pending for more than ******. For purposes of clarity, both (i) and (ii) are Valid Claims for purposes of this Agreement.

2. GRANT

2.1.                            Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee an exclusive license (the “License”) under Regents’ Patent Rights, in jurisdictions where Regents’ Patent Rights exist, to make, have made, use, have used, sell, offer for sale import and otherwise commercially exploit Licensed Products and to practice Licensed Methods in the Field of Use. Licensee will not make, use, have made, sell, offer for sale, or import Licensed Products outside the Field of Use. For the avoidance of doubt, Affiliates and Joint Ventures have no rights hereunder unless granted a Sublicense.

2.2.                            The Regents expressly reserves the right to: (a) use Regents’ Patent Rights and associated technology for educational and research purposes, (b) publicly disclose results of such research, and (c) allow other nonprofit institutions to use Regents’ Patent Rights and associated technology for educational and research purposes; provided that in the case of Section 2.2(c), if The Regents will transfer tangible matters covered by any of Regents’ Patent Rights, then such transfer will be subject the execution of a written material transfer agreement that does not conflict with the rights granted to Licensee under this Agreement.

2.3.                            The Agreement will terminate immediately if Licensee files a claim including in any way the assertion that any portion of Regents’ Patent Rights is invalid or unenforceable where the filing is by Licensee, a third party on behalf of Licensee, or a third party at the written urging of, or with the assistance of, the Licensee.

3. SUBLICENSES

3.1.                            The Regents grants to Licensee the right to sublicense the rights granted to Licensee hereunder (“Sublicenses”). All Sublicenses will: (i) be issued in writing; (ii) include an express prohibition against issuing further sublicenses under any or all of Regents’ Patent Rights; and (iii) to the extent applicable include all of the rights of The Regents and require the performance of obligations due to The Regents contained in this Agreement. For the purposes of this Agreement, operations of Sublicensees are deemed to be the operations of Licensee, for which Licensee is responsible.

3.2.                            Licensee must pay to The Regents ****** of all Sublicensing Income. Licensee must pay such Sublicensing Income to The Regents on or before the following dates:

•                  February 28 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending December 31 of the prior year);

•                  May 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending March 31);

•                  August 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending June 30); and

•                  November 30 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending September 30).

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3.3.                            On Net Sales of Licensed Products sold or disposed of by a Sublicensee, Licensee must pay to The Regents an earned royalty in accordance with Article 5 (ROYALTIES) as if these were Licensee’s Net Sales. Any royalties received by Licensee in excess of royalties due to The Regents under this Paragraph 3.3 belong to Licensee.

3.4.                            Licensee must provide to The Regents a copy of each Sublicense within thirty (30) days of execution and is prohibited from entering into any Side Deal with a third party where such Side Deal intentionally dilutes, diverts, conceals or misrepresents the amount of consideration paid to the Licensee in consideration for a Sublicense.

3.5.                            Licensee will require that each Sublicensee provide Licensee with reports that are sufficiently detailed to establish all amounts due to The Regents under this Agreement. Licensee will provide a copy of all such information submitted to Licensee by Sublicensees relevant to the computation of the payments due to The Regents under this Agreement within thirty (30) days after receipt of such information from such Sublicensee.

3.6.                            If this Agreement is terminated for any reason, all outstanding Sublicenses not in default will be assigned by Licensee to The Regents. Prior to any such assignment such Sublicensees shall furnish to The Regents the completed licensee contact information form attached hereto as “APPENDIX C” and incorporated herein by this reference. The assigned Sublicenses will remain in full force and effect with The Regents as the licensor or sublicensor instead of Licensee, but the duties of The Regents under the assigned Sublicenses will not be greater than the duties of The Regents under this Agreement, and the rights of The Regents under the assigned Sublicenses will not be less than the rights of The Regents under this Agreement, including all financial consideration and other rights of The Regents.

4. FEES

4.1.                            In partial consideration for the License, Licensee will pay to The Regents a license issue fee of ****** within thirty (30) days of the Effective Date. This fee is non- refundable and is not an advance against royalties.

4.2.                            For the first Licensed Product reaching any of the milestones indicated below, Licensee must make the following one-time payments (“Milestone Payments”) to The Regents within thirty (30) days of reaching such milestone. For purposes of clarity such Milestone Payments are due from Licensee irrespective of whether the associated milestone listed below was reached by Licensee itself or a third party acting on Licensee’s behalf or by a Sublicensee, Joint Venture or Affiliate.

4.2.a                     ****** upon the first Investigational New Drug Application (“IND”) for the first Licensed Product being allowed to become effective by the FDA.

4.2.b                     ****** upon the first Biological License Application (“BLA”) for the first Licensed Product being approved by the FDA.

4.2.c                      ****** upon the First Commercial Sale of the first Licensed Product in the United States.

4.3.                           Licensee must pay to The Regents a license maintenance fee (“License Maintenance Fee”) of ****** beginning on the one-year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date until the anniversary year in which the First Commercial Sale occurs.  The maintenance fee will not be due and payable on any anniversary date of the Effective Date if on that date Licensee or a Sublicensee is commercially selling a Licensed Product and paying an Earned Royalty to The Regents on the sales of that Licensed Product. On each

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anniversary date of the Effective Date after the occurrence of the First Commercial Sale, Licensee will pay The Regents a minimum annual royalty in lieu of the License Maintenance Fee and in accordance with Section 5.3.  The License Maintenance Fees are non-refundable and are not an advance against royalties.

5. ROYALTIES

5.1.                            Licensee must pay to The Regents for sales by Licensee and Sublicensees an earned royalty at the following rates of Net Sales of Licensed Products (“Earned Royalty”). This Earned Royalty will accrue until expiration or termination of this Agreement:

Licensed Product Sold In Stated Time Period	Percent (%) of Net Sales
Exogenous recombinant therapeutic protein BMP-2A produced by fibroblast cultures (“Recombinant Protein”) that is Licensed Product.	******	%

Endogenously produced therapeutic BMP-2A from implanted fibroblasts (“Implanted Protein”) that is Licensed Product.	******	%

Endogenously produced therapeutic BMP-2A from modified autologous cells (“Autologous Protein”) that is Licensed Product.	******	%

5.2.                            Licensee must pay Earned Royalties owed to The Regents on a quarterly basis. Licensee must pay such Earned Royalties on or before the following dates:

•                  February 28 (for any Final Sales that took place on or before the last day of the calendar quarter ending December 31 of the prior year);

•                  May 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending March 31);

•                  August 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending June 30); and

•                  November 30 (for any Final Sales that took place on or before the last day of the calendar quarter ending September 30).

5.3.                            Licensee must pay to The Regents a minimum annual royalty of ****** (referred to below as “Minimum Annual Royalty”) during each calendar year (measured relative to the calendar year in which there was a First Commercial Sale, and referred to below as “Calendar Years after FCS”) until expiration or termination of this Agreement.  Licensee must pay the Minimum Annual Royalty for a given Calendar Year after FCS to The Regents on or before February 28 of such Calendar Year after FCS. The Minimum Annual Royalty for a given Calendar Year after FCS will be credited against the Earned royalty due and owing with respect to Net Sales made during the calendar year in which such Minimum Annual Royalty was paid. By way of example, if First Commercial Sale took place on February 1, 2015, the first Calendar Year After FCS would be 2016 and the Minimum Annual Royalty would be due on or before February 28, 2016. Such Minimum Annual Royalty would be credited against the Earned Royalties due in 2016.  If the Agreement is terminated prior to expiration of the Agreement in a given calendar year, any payment due to the Regents for the Minimum Annual Royalty in any subsequent year will be waived and Licensee will only pay Earned Royalties accrued until any remaining inventories of Licensed Product are sold subject to the terms of this Agreement.

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5.4.                            If Licensee is obligated to pay a non-Affiliate third party (other than The Regents) royalties on Net Sales (“Third Party Royalty”) in consideration for patent rights owned or controlled by such non- Affiliate third party without a license to which Licensee would infringe such third party patent rights in the manufacture, use, import, offer for sale, or sale of a Licensed Product, then Licensee will have the right, upon Licensee’s execution of a license with such third party for such third party patent rights, to credit ****** of any earned royalty payment made to such third party in any given year in consideration for such third party patent rights, against the Earned Royalty due The Regents under this Agreement, provided that:

(i)                           The sum of such Third Party Royalty rate and the Earned Royalty rate set forth in this Agreement is equal to, or greater than, ******.

(ii)                        Prior to reduction of any Earned Royalty due The Regents under this Agreement for a given calendar quarter, Licensee first provides written evidence to The Regents of Licensee’s royalty obligations to such third party and must thereafter provide written evidence of any payment made to such third party;

(iii)                     In no event shall royalties or other amounts due to The Regents under this Agreement in any reporting period be so reduced to less than fifty percent (50%) of the amount that would otherwise be due The Regents under this Agreement.

5.5.                            All monies due The Regents must be paid in United States funds. With respect to sales of Licensed Products in a currency other than United States Dollars, the royalties due The Regents will first be determined in the foreign currency of the country in which the Licensed Products were sold and, second, converted into equivalent United States Funds by using the applicable conversion rates for buying and selling United States dollars for such foreign currency as published by Reuters on the final business day of the quarter in which such sales were made.

5.6.                            Any tax for the account of The Regents required to be withheld by Licensee under the laws of any foreign country must be promptly paid by Licensee for and on behalf of The Regents to the appropriate governmental authority. Licensee will use its best efforts to furnish The Regents with proof of payment of any tax. Licensee is responsible for all bank transfer charges. All payments made by Licensee in fulfillment of The Regents’ tax liability in any particular country will be credited against fees or royalties due The Regents for that country.

5.7.                            If at any time legal restrictions prevent the acquisition or prompt remittance of United States Dollars by Licensee with respect to any country where a Licensed Product is sold, Licensee shall pay royalties due to The Regents from Licensee’s other sources of United States Dollars.

5.8.                            If any patent or any claim included in Regents’ Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct from it will cease as of the date of that final decision. Licensee will not, however, be relieved from paying any royalties that accrued before that decision or that is based on another of the Regents’ Patent Rights or claim of the Regents’ Patent Rights not involved in that decision.

5.9.                            If no Valid Claim has issued on The Regents’ Patent Rights after ****** from the earliest priority date to which The Regents’ Patent Rights are entitled, royalties and the portion of Sublicensing Income payable to University under this Agreement shall be reduced by ****** until such time as a Valid Claim so issues on The Regents Patent Rights.  Licensee shall not be entitled to a refund of amounts paid prior to the running of the aforementioned ****** period, and University shall not be entitled to any “catch up” payment in respect of amounts due during the period between the running of the

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aforementioned ****** period and the date on which a Valid Claim does issue on The Regents’ Patent Rights.

6. DILIGENCE

6.1.                            Upon execution of this Agreement, Licensee must earnestly and diligently (a) develop Licensed Products or Licensed Methods; (b) market Licensed Products and Licensed Methods to the extent they are adequately developed in accordance with Section 6.1(a); and (c) manufacture and sell Licensed Products and Licensed Methods in quantities sufficient to meet the market demands for them (all of the foregoing collectively “Commercialization”).  For purposes of clarity, the requirements under the foregoing subsection (b) and (c) shall continue to apply after a First Commercial Sale.

6.2.                            The Regents has the right and option to either terminate this Agreement or reduce Licensee’s exclusive license to a nonexclusive license if Licensee fails to perform any of the terms in Paragraph 6.1 or this Paragraph 6.2. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (GRANT).

(a)                                 ******.

(b)                                 ******.

(c)                                  ******.

Without limiting Licensee’s obligations under Paragraphs 6.1 and 6.2 of this Agreement, Licensee has the sole discretion for making all decisions as to how to commercialize any Licensed Product.

7.  PATENT FILING, PROSECUTION AND MAINTENANCE

7.1.                            Patent Prosecution

7.1.a                     Regents’ Patent Rights will be held in the name of The Regents and obtained with counsel of The Regents’ choice. The Regents shall control all Patent Actions and all decisions with respect to Patent Actions but will consider any comments or suggestions by Licensee or its appointed counsel with respect to Patent Actions. The Regents is entitled to take action to preserve rights and minimize costs whether or not Licensee has commented, and will use reasonable efforts not to allow any Regents’ Patent Rights for which Licensee is licensed and is underwriting the costs of to lapse or become abandoned without Licensee’s written authorization under this Article 7, except for the filing of continuations, divisional, or the like that substitute for the lapsed application. The Regents shall have no requirement to file, prosecute, or maintain Regents’ Patent Rights if Licensee is not current with its Patent Cost obligations as set forth in this Article 7.

7.1.b                     The Regents will provide Licensee with copies of all documentation related to prosecution of the Regent’s Patent Rights including each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under Regents’ Patent Rights.

7.1.c                      As long as the Licensee has paid Patent Prosecution Costs as provided for in this Article 7, The Regents will diligently prosecute and maintain the United States and foreign patents comprising the Regents’ Patent Rights using counsel of its choice.  The Regents’ counsel will take instructions only from The Regents, however, The Regents agree to consult in good faith with

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Licensee in respect to Licensee recommendations and requests concerning the patent prosecution (each recommendation or request a “Patent Prosecution Request”).  The Regents will provide the Licensee with copies of all relevant documentation so that Licensee will be informed of the continuing prosecution and Licensee may comment upon such documentation sufficiently in advance of any initial deadline for filing a response; provided that, if the Licensee has not commented upon such documentation in a reasonable time for The Regents to sufficiently consider the Licensee’s comments prior to a deadline with the relevant government patent office or if The Regents must act to preserve the Patent Rights, The Regents will be free to respond without consideration of the Licensee’s comments. If Licensee does not provide a Patent Prosecution Request in relation to filing a particular patent application by a non-extendible deadline in a particular jurisdiction, The Regents will have the right to file patent applications at its own expense in any territory which Licensee has not identified in written notice pursuant to this Paragraph 7.1 and such patent application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

7.2.                            Past Patent Costs

Licensee will bear all Patent Costs incurred prior to the term of this Agreement (“Past Patent Costs”) in an amount not to exceed ******.  Licensee must send payment for such Past Patent Costs to The Regents within thirty (30) days of Licensee’s receipt of an invoice for these costs.

7.3.                            Ongoing Patent Costs

Licensee will bear all Patent Costs incurred during the term of this Agreement (“Ongoing Patent Costs”) and shall pay in advance The Regents’ patent counsel’s estimated costs for undertaking a Patent Action before The Regents authorizes its patent counsel to proceed (“Advanced Payment”).  Fees and expenses that are due to incidentals (for example photocopy charges or long distance phone charges) are not included within such estimate unless expressly so stated, nor is Licensee’s interaction with The Regents’ counsel such as by phone calls, e-mails, and in person meetings. The absence of this Advanced Payment will be considered an election not to secure the patent rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

7.4.                            Termination of Patent Prosecution by Licensee

Licensee may terminate its obligations with respect to any or all of Regents’ Patent Rights by providing written notice to The Regents (“Patent Termination Notice”). Termination of Licensee’s obligations with respect to such patent application or patent will be effective three (3) months after receipt of such Patent Termination Notice by The Regents. The Regents will use reasonable efforts to curtail Patent Costs chargeable to Licensee under this Agreement after this Patent Termination Notice is received by The Regents. The Regents may continue prosecution or maintenance of these application(s) or patent(s) at its sole discretion and expense, and such application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no rights or license to them.

7.5.                            Patent Extensions

7.5.a                     Licensee will apply for an extension of the term of any patent included within The Regents’ Patent Rights, if appropriate, under the Drug Price Competition and Patent Term

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Restoration Act of 1984 and/or European, Japanese and other foreign counterparts. Licensee shall prepare all documents and The Regents agrees to execute the documents and to take additional action as Licensee reasonably requests in connection therewith. Licensee will be liable for all costs relating to such application.

7.5.b                     If either Party (in the case of The Regents, the licensing officer responsible for administration of this Agreement) receives notice pertaining to the infringement or potential infringement of any issued patent included with Regents’ Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this law) then that Party shall within ten (10) days notify the other Party after receipt of such notice of infringement.

8. PATENT INFRINGEMENT

8.1.                            In the event that The Regents (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or Licensee learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable Party will provide the other with (i) written notice of such infringement and (ii) evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, neither The Regents nor Licensee will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Regents’ Patent Rights without first obtaining the written consent of the other. If Licensee puts such infringer on notice of the existence of any Regents’ Patent Rights with respect to such infringement without first obtaining the written consent of The Regents and if a declaratory judgment action is filed by such infringer against The Regents, then Licensee’s right to initiate a suit against such infringer for infringement under Paragraph 8.2 below will terminate immediately without the obligation of The Regents to provide notice to Licensee. Both The Regents and Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

8.2.                            If infringing activity of potential commercial significance by the infringer has not been abated within ninety (90) days following the date the Infringement Notice takes effect, then Licensee may institute suit for patent infringement against the infringer. The Regents may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in the suit. If, in a suit initiated by Licensee, The Regents is involuntarily joined by a party other than Licensee, then Licensee will pay the reasonable and documented costs incurred by The Regents arising out of such suit, including but not limited to, reasonable and documented legal fees of counsel that The Regents selects and retains to represent it in the suit.

8.3.                            If, within one hundred and twenty (120) days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if Licensee has not brought suit against the infringer, then The Regents may institute suit for patent infringement against the infringer; provided that before The Regents proceed with such suit, The Regents will consult in good faith with Licensee concerning the reason(s) that Licensee declined to file suit against the infringer and only proceed with the infringement suit if the infringer’s infringing product or service holds market share of ****** or more of the relevant market in the field of use.  If The Regents has the right to institute an infringement suit (as set forth in this Section 8.3) and institutes such a suit, then Licensee may not join such suit without The Regents’ consent and may not thereafter commence suit against the infringer for acts of infringement that are subject to The Regents’ suit or any judgment rendered in that suit.

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8.4.                            Any recovery or settlement received in connection with any suit will first be shared by The Regents and Licensee equally to cover any litigation costs each incurred and next shall be paid to The Regents or Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by The Regents in compliance with this Agreement, any recovery in excess of litigation costs will belong to The Regents. The Regents will receive at least ****** of any recovery if The Regents is a party in the litigation.  The Regents and Licensee agree to be bound by all final and non-appealable determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 8 (PATENT INFRINGEMENT).

8.5.                            Any agreement made by Licensee for purposes of settling litigation or other dispute shall comply with the requirements of Article 3 (SUBLICENSES) of this Agreement.

8.6.                            Each Party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit, unless such suit is being jointly prosecuted by the Parties.

8.7.                            Any litigation proceedings will be controlled by the Party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

9. PROGRESS AND ROYALTY REPORTS

9.1.                            Beginning January 31, 2015, and for the term of this Agreement, Licensee must submit to The Regents semiannual progress reports covering Licensee’s (and any Affiliates’, Joint Ventures’, and Sublicensees’) activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing.

9.2.                            Each progress report must include all of the following for each semiannual period:

9.2.a                     Summary of work completed.

9.2.b                     Key scientific discoveries.

9.2.c                      Summary of work in progress.

9.2.d                     Current schedule of anticipated events or milestones.

9.2.e                      Market plans for introduction of Licensed Products.

9.2.f                       An updated listing of any and all Sublicenses granted by Licensee or any Sublicensees.

9.2.g                      The names and addresses of all Sublicensees, and a current and valid phone number and e-mail address for a principal point of contact at each such Sublicensee who is responsible for administering the Sublicense.

9.3.                            After the First Commercial Sale of each Licensed Product, Licensee must submit quarterly royalty reports to The Regents by February 28, May 31, August 31 and November 30 of each year (i.e., within sixty (60) days from the end of each calendar quarter). Licensee will state in its royalty report if it had no sales of any Licensed Product in the applicable quarter. Each royalty report must cover Licensee’s and all Sublicensees’ activities for most recently completed calendar quarter and shall include the completed Royalty Statement attached hereto as “APPENDIX B” and incorporated herein by this reference, showing:

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9.3.a                     Number of each Licensed Product sold by Licensee and any Sublicensees and the corresponding commercial name of each such Licensed Product;

9.3.b                     Gross sales, Final Sales and Net Sales of each Licensed Product made by Licensee and any Sublicensees;

9.3.c                      Earned Royalties payable to The Regents;

9.3.d                     The method and currency exchange rates (if any) used to calculate the Earned Royalty based on Net Sales; and

9.3.e                      A specification of all deductions and their dollar value that were taken to arrive at Net Sales.

9.3.f                       A list of all countries in which Licensed Products are being manufactured.

9.3.g                      Date of First Commercial Sale (this need only be reported in the first royalty report following such First Commercial Sale).

9.4.                            The Regents shall have the right to terminate this Agreement in accordance with Article 12 (TERMINATION BY THE REGENTS) if Licensee does not provide progress reports and royalty reports in accordance with this Article 9.

10. BOOKS AND RECORDS

10.1.                     Licensee must keep accurate books and records of all Licensed Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint venture agreements entered into by Licensee that involve Regents’ Patent Rights. Licensee must preserve these books and records for at least five (5) years from the date of the royalty payment to which they pertain. These books and records will be open to examination by representatives or agents of The Regents during regular office hours to determine their accuracy and assess Licensee’s compliance with the terms of this Agreement. Licensee will pay fees and expenses of these inspections if an underpayment of more than five percent (5%) of the total payments due The Regents within a given year under this Agreement is discovered or any material term of this Agreement is discovered to have been breached, otherwise The Regents will pay the fees and expenses of inspections. Payment owed by Licensee hereunder for underpayment of royalties will be due within thirty (30) days of the examination result and payment by Licensee for any examination costs incurred by The Regents will be due within thirty (30) days from the date of The Regents’ invoice.

11. LIFE OF THE AGREEMENT

11.1.                     Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the terms of this Agreement, this Agreement is in force from the Effective Date recited on page one and remains in effect until the expiration or abandonment of the last-to-expire patent or last to-be-abandoned patent application in Regents’ Patent Rights.

11.2.                     Upon termination of this Agreement, Licensee will have no further right to make, have made, use or sell any Licensed Product except as provided in Article 14 (DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION).

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11.3.                     Any expiration or termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 1	DEFINITIONS;

Paragraph 3.6	Survival of Sublicenses;

Article 10	BOOKS AND RECORDS;

Article 11	LIFE OF THE AGREEMENT;

Article 14	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION;

Article 16	USE OF NAMES AND TRADEMARKS;

Article 17	LIMITED WARRANTY;

Article 18	INDEMNIFICATION;

Article 19	LIMITATION OF LIABILITY;

Article 24	FAILURE TO PERFORM;

Article 25	GOVERNING LAWS; and

Article 29	CONFIDENTIALITY.

12. TERMINATION BY THE REGENTS

12.1.                     If Licensee violates or fails to perform any material term of this Agreement, then The Regents may give written notice of the default (“Notice of Default”) to Licensee. If Licensee does not repair the default within sixty (60) days after the effective date of the Notice of Default (“Period to Cure”), then The Regents has the right to terminate this Agreement and the License by a second written notice (“Notice of Termination”) to Licensee. If The Regents sends a Notice of Termination to Licensee, then this Agreement automatically terminates on the effective date of this notice. Termination does not relieve Licensee of its obligation to pay any monies owed on the Termination Effective Date, and does not impair any accrued right of The Regents.

13. TERMINATION BY LICENSEE

13.1.                     Licensee has the right at any time to terminate this Agreement in whole or with respect to any portion of Regents’ Patent Rights by giving written notice to The Regents. This notice of termination will be subject to Article 20 (NOTICES) and will be effective ninety (90) days after the effective date of the notice (“Termination Effective Date”).

13.2.                     Any termination in accordance with Paragraph 13.1 does not relieve Licensee of any obligation or liability accrued prior to termination. Nor does termination rescind anything done by Licensee or any payments made to The Regents prior to the effective date of termination. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

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14. DISPOSITION OF LICENSED PRODUCTS
ON HAND UPON TERMINATION

14.1.                     Upon termination of this Agreement by Licensee, Licensee may continue to sell any previously made Licensed Products during the one hundred eighty (180) days following the Termination Effective Date.

14.2.                     Licensee must submit royalty reports on the sale of Licensed Products allowed under this Article 14 in accordance with Article 9 (PROGRESS AND ROYALTY REPORTS) and must pay royalties on such sales at the same rate and at the same time provided in this Agreement for royalties on sales of Licensed Products made during the term of this Agreement.

14.3.                     Except as set forth in this Article 14, Licensee will not otherwise make, sell, offer for sale, or import Licensed Products after termination of this Agreement by Licensee or The Regents.

15. PATENT MARKING

15.1.                     Licensee must mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. Licensee shall be responsible for all monetary and legal liabilities arising from or caused by (i) failure to abide by applicable patent marking laws and (ii) any type of incorrect or improper patent marking.

16. USE OF NAMES AND TRADEMARKS

16.1.                     Each Party will not use any name, trade name, trademark or other designation of the other Party or its employees (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activity without the consent of the Party. Unless required by law, Licensee is expressly prohibited from using the name “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity, or other promotional activity, without written permission of The Regents.

17. LIMITED WARRANTY

17.1.                     The Regents warrants that it has the lawful right to grant this license to Licensee and does not violate or breach any agreement with any third party by entering into this Agreement and granting the rights granted by this Agreement and to the extent of the actual knowledge of the licensing professional responsible for administration of this Agreement as of the Effective Date, is the sole and exclusive owner of Regents’ Patent Rights set forth in clause (i) of the definition of Regents’ Patent Rights.

17.2.                     This License and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3.                     Nothing in this Agreement will be construed as:

17.3.a              A warranty or representation by The Regents as to the validity or scope of any Regents’ Patent Rights.

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17.3.b              A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of third parties.

17.3.c               Obligating The Regents to bring or prosecute actions or suits against third parties for patent, copyright or trademark infringement except as provided in Article 8 (PATENT INFRINGEMENT).

17.3.d              Conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents’ Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents’ Patent Rights.

17.3.e               Obligating The Regents to furnish any know-how not provided in Regents’ Patent Rights.

18. INDEMNIFICATION

18.1.                     To the maximum extent permitted by law, including California Civil Code Sec. 2773, Licensee will, and will require its Sublicensees to, indemnify, hold harmless and defend The Regents, The Regents’ officers, employees, and agents, the sponsors of the research that led to the Invention, the inventors of the patents and patent applications in Regents’ Patent Rights and their respective employers (the “Indemnitees”) from and against any and all liability, claims, suits, losses, damages, costs, fees,  and expenses (the “Claims”) arising out of Licensee’s activities or exercise of obligations under this Agreement, except for any of those Claims arising from The Regents’ own breach of contract, representation,  covenant, or warranty.Indemnification includes but is not limited to products liability. If The Regents make a reasonable determination that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by Licensee to defend The Regents in accordance with this Paragraph 18.1, then The Regents may retain counsel of its choice to represent it and Licensee will pay all documented expenses for such representation,  provided that, if The Regents believes it will not be adequately represented, The Regents will notify the Licensee in writing of the basis of its belief.   The obligations of this Paragraph 18.1 shall be expressly contingent on: (a) an Indemnitee giving Licensee prompt written notice of the applicable Claim; (b) the Indemnitees allowing Licensee to control the investigation, defense and settlement of the Claim with counsel selected by Licensee and reasonably acceptable to The Regents; and (c) the indemnitees reasonably cooperating with Licensee’s investigation, defense and settlement of the Claim.  Licensee shall have no liability or obligation in respect of any settlement of any Claim entered into by any indemnitee without Licensee’s consent.  Licensee may not admit liability or wrongdoing on the part of The Regents without The Regents’ prior express written consent. Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article 18.

18.2.                     Licensee, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2.a Each occurrence	$5,000,000.

18.2.b Products/completed operations aggregate	$10,000,000.

18.2.c Personal and advertising injury	$5,000,000.

18.2.d General aggregate	$10,000,000.

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18.3.                     If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

18.4.                     Licensee will obtain, keep in force and maintain Worker’s Compensation Insurance as legally required in the jurisdiction in which Licensee is doing business.

18.5.                     Licensee expressly understands, however, that the coverages and limits in Paragraph 18.2 do not in any way limit Licensee’s liability or indemnification obligations. Licensee’s insurance must:

18.5.a              Provide for thirty (30) day advance written notice to The Regents of any modification.

18.5.b              State that The Regents of the University of California is endorsed as an additional insured under the coverages listed in Paragraph 18.2.

18.5.c               Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

18.6.                     Licensee must furnish The Regents with valid certificates of insurance evidencing compliance with all requirements of this Agreement naming “The Regents of the University of California” as an additional insured. Licensee must furnish the certificates of insurance within thirty (30) days of the execution of the Agreement and once per year thereafter for the duration of this Agreement. The Regents has to issue a Notice of Default in accordance with Article 12 (TERMINATION BY THE REGENTS) should Licensee fail to provide the certificates of insurance.

19. LIMITATION OF LIABILITY

19.1.                     THE REGENTS WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, AFFILIATES OR DEVELOPMENT PARTNERS ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE REGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE REGENTS WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS TO THE EXTENT ASSIGNED OR LICENSED BY THE REGENTS’ INVENTORS TO THIRD PARTIES.

20. NOTICES

20.1.                     Any notice, progress report, royalty report or payment (except for Advanced Payments due under this Agreement) required to be given to either Party must be sent to the respective address given below and is effective: (a) on the date of delivery if delivered in person, (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, or (c) on the next business day if sent by overnight delivery. Either Party may change its designated address by written notice.

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For Licensee:                                                                          Fibrocell Science, Inc.

405 Eagleview Blvd

Exton, PA 19341

Attn: Chief Financial Officer

For The Regents:                                                    The Regents of the University of California

University of California, Los Angeles

Office of Intellectual Property 11000 Kinross Avenue, Suite 200

Los Angeles, CA 90095-1406

Attn: Director of Licensing

All Advanced Payments due under this Agreement shall be sent via wire transfer as follows:

******

20.2.                     Licensee shall furnish to The Regents the completed licensee contact information form attached hereto as “APPENDIX C” concurrent to execution of the Agreement and incorporated herein by this reference, showing:

20.2.a              The Progress Reports Contact (i.e. the contact responsible for ensuring that such progress reports are submitted to The Regents);

20.2.b              The Patent Prosecution Contact to whom patent prosecution correspondence should be sent to; and

20.2.c               The Financial Contact (i.e. the contact responsible for ensuring that payments are made under this Agreement to The Regents).

21. ASSIGNABILITY

21.1.                     Consent to Assign

This Agreement is binding upon and inures to the benefit of The Regents, its successors and assignees. This Agreement is personal to Licensee and assignable by Licensee only with the prior written consent of The Regents. The consent of The Regents will not be required if the assignment of this Agreement is in conjunction with the transfer of all or substantially all of the business of Licensee to which this license relates to either (a) a non-Affiliate third party or (b) an Affiliate.

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Conditions of Assignment

No later than thirty (30) days prior to any assignment of this Agreement all of the following terms and conditions shall be met and if they are not then this Agreement and any assignment thereof will be considered null and void with no further notice from The Regents.

(i)                           Licensee shall inform The Regents in writing of the identity of the proposed acquirer or successor entity and shall provide updated contact information in writing to The Regents for such acquirer or successor entity by updating and submitting in writing to The Regents Appendix C of this Agreement; and

(ii)                        If the successor will not be bound to this Agreement by operation of law, the proposed acquirer or successor entity shall agree in writing to be bound by all the terms and conditions of this Agreement as if such acquirer or successor entity were the original Licensee and a copy of such written agreement shall be provided to The Regents by Licensee or the proposed acquirer or successor entity.

22. LATE PAYMENTS

22.1.                     For each royalty payment or fee not received by The Regents when due, Licensee must pay to The Regents a simple interest charge of Ten Percent (10%) per annum to be calculated from the date payment was due until it was actually received by The Regents. For purposes of clarity, this Article 22 (LATE PAYMENTS) does not limit any rights of The Regents under this Agreement arising from the failure by Licensee to make such payments when due.

23. WAIVER

23.1.                     The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.

24. FAILURE TO PERFORM

24.1.                     If either Party takes legal action against the other because of a failure of performance due under this Agreement, then the prevailing Party is entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

25. GOVERNING LAW

25.1.                     THIS AGREEMENT IS TO BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

26. GOVERNMENT APPROVAL OR REGISTRATION

26.1.                     If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do

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so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

27. COMPLIANCE WITH LAWS

27.1.                     Licensee will comply with all applicable laws and regulations in performing its obligations hereunder and in its use, manufacture, offer for sale, sale or import of Licensed Products or practice of Licensed Methods, including, but not limited to, obtaining and maintaining all necessary governmental approvals for the commercialization of Licensed Products and Licensed Methods. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data and the provision of services using Licensed Methods to foreign countries, including and without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations. Licensee will manufacture Licensed Products and practice the Licensed Methods in compliance with all applicable government importation laws and regulations of a country into which Licensed Products are imported.

28. FORCE MAJEURE

28.1.                     Except for Licensee’s obligation to make any payments to The Regents hereunder, the Parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control that render their performance impossible or onerous, including, but not limited to: accidents (environment, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

28.2.                     Either Party to this Agreement, however, will have the right to terminate this Agreement upon thirty (30) days’ prior written notice if either Party is unable to fulfill its obligations under this Agreement due to any of the causes specified in Paragraph 29.1 for a period of one (1) year.

29. CONFIDENTIALITY

29.1.                     If either Party discloses confidential information to the other Party, the disclosing Party will designate this information as confidential by appropriate legend or instruction and the receiving Party will:

29.1.a              Use the same degree of care to maintain the secrecy of the confidential information as it uses to maintain the secrecy of its own information of like kind.

29.1.b              Use the confidential information only to accomplish the purposes of this Agreement or for audit or management purposes.

29.1.c               Ensure that any employees, customers, distributors and other agents to whom the confidential information is disclosed are bound to it by similar obligations of confidence and to make such disclosure only as required to accomplish the purposes of this Agreement.

29.2.                     Neither Party will have any confidentiality obligation with respect to the confidential information belonging to or disclosed by the other Party that:

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29.2.a              the receiving Party can demonstrate by written records was previously known to it under no obligation of confidentiality;

29.2.b              the receiving Party lawfully obtained from sources under no obligation of confidentiality; and

29.2.c               is or becomes publicly available other than through an act or omission of the receiving Party or any of its employees.

29.3.                     In the event a receiving Party is requested by oral questions, interrogatories, requests for information or documents, subpoena, civil investigate demand or similar process or is required by law (including the California Public Records Act) or the rules of any stock exchange on which receiving Party’s securities are traded to disclose any part of the confidential information, the receiving Party shall notify the other Party promptly of such request(s) and requirement(s), and (if applicable) the documents requested thereby, so that the other Party may seek an appropriate protective order and/or waive in writing receiving Party’s obligation not to disclose the confidential information.  The receiving Party further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder, the receiving Party is nonetheless, based on the advice of its counsel, compelled to disclose all or part of the Confidential Information or be in breach of its obligations under law, or else stand liable for contempt or suffer other censure or penalty from any tribunal or governmental or similar authority or the aforementioned security exchange, the receiving Party may disclose such confidential information without liability hereunder; provided, however, that the receiving Party shall deliver to the other Party written notice of the confidential information to be disclosed as far in advance of its disclosure as is practicable,  So that the disclosing party may seek relief, if available.

29.4.                     The provisions of this Article 29 (CONFIDENTIALITY) will continue in effect for five (5) years after expiration or termination of this Agreement.

29.5.                     The Regents is free to release to the Inventors and senior administrators employed by The Regents the terms and conditions of this Agreement. If such release is made, then The Regents shall give notice of the confidential nature and shall request that the recipient not disclose such terms and conditions to others.

29.6.                     If a third party inquires whether a license to Regents’ Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (GRANT) and Article 3 (SUBLICENSES) to such third party, but will not disclose the name of Licensee or any other negotiated terms or conditions of this Agreement to such third party, except where The Regents is required to release information under the California Public Records Act, a governmental audit requirement or other applicable law.

29.7.                     Licensee hereby grants permission for The Regents (including UCLA) to include Licensee’s name and a link to Licensee’s website annual reports and websites that showcase technology transfer-related stories as well as links to any publicly-available news stories about Licensee on such websites.

30. MISCELLANEOUS

30.1.                     The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

30.2.                     This Agreement is not binding upon the Parties until it has been signed below on behalf of each Party, in which event it becomes effective as of the date recited on page one.

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30.3.                     No amendment or modification of this Agreement will be valid or binding upon the Parties unless made in writing and signed by each Party.

30.4.                     This Agreement and Appendix A (REGENTS’ PATENT RIGHTS) embodies the entire understanding of the Parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof including the Exclusive Option Agreement between the Parties dated May 17, 2013 for UCLA Case No. 2013-454.

30.5.                     If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable as long as a Party’s rights under this Agreement are not materially affected. In lieu of the unenforceable provision, the Parties will substitute or add as part of this Agreement a provision that will be as similar as possible in economic and business objectives as was intended by the unenforceable provision.

30.6.                     No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than The Regents and the Licensee any rights, remedies or other benefits under, or by reason of, this Agreement.

30.7.                     In performing their respective duties under this Agreement, each of the Parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the Parties, or be construed to evidence the intention of the Parties to establish any such relationship. Neither Party will have the power to bind the other Party or incur obligations on the other Party’s behalf without the other Party’s prior written consent.

31. COUNTERPARTS AND EXECUTION

31.1.                     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of executed copies of this Agreement by facsimile, Portable Document Format (PDF) or other electronic means will have the same legal validity as delivery of ink-signed original documents.

Both The Regents and Licensee have executed this Agreement in duplicate originals by their authorized officers on the dates written below:

FIBROCELL SCIENCE, INC.		THE REGENTS OF THE UNIVERSITY OF
CALIFORNIA

By:	/s/ David Pernock	By:	/s/ Emily Loughran
	Signature		Signature

Name:	David Pernock	Name:	Emily Loughran
Title:	Chief Executive Officer	Title:	Director, Licensing
Date:	June 06, 2014	Date:	June 13, 2014

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APPENDIX A

REGENTS’ PATENT RIGHTS

1)             UCLA CASE NO. ******: “Inducing In Vivo Osteogenesis using BMP2 Expressing Primary Human Adult Skin Cells”

Provisional Patent Application No. 61/746,025 entitled, “Inducing In Vivo Osteogeneis using BMP2 Expressing Primary Human Adult Skin Cells,” filed on December 26, 2012 (UCLA Case No. ******) by Drs.  ****** and ******, and assigned to The Regents.

EXPIRED. APPLICATION CLAIMING PRIORITY:

United States Patent Application No. 14/140,420 entitled, “Cellular Compositions for Tissue Engineering,” filed on December 24, 2013 (UCLA Case No. ******) by Drs. ****** and ******, and assigned to The Regents.

Patent Cooperation Treaty Application No. PCT/US13/77715 entitled, “Cellular Compositions for Tissue Engineering,” filed on December 24, 2013 (UCLA Case No. ******) by Drs. ****** and ******, and assigned to The Regents.

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APPENDIX B

ROYALTY STATEMENT

UC Control No.:	Product Name/Code(s)

Licensee Name:

Licensee Phone No.:

Licensee Fax No.:

Licensee Email Address:	Quarter Covered:

Product Name	Number of Units Sold	Unit Selling Price (US $)	Gross Sales (US $)	Final Sales (US $)	Net Sales (US $)	Royalty Rate (%)	Total Earned Royalties (US $)

Total Royalties Earned:

Less Minimum Annual Royalty:

Balance Due The REGENTS:

Prepared By:

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APPENDIX C

LICENSEE CONTACT INFORMATION

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